UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

Annaly Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas	10036
New York, New York
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On March 27, 2019, Annaly Capital Management, Inc. (the “Company”) and Annaly Management Company LLC (the “Manager”) entered into an amendment (the “Amendment”) to the Amended and Restated Management Agreement, dated as of August 1, 2018 (the “Management Agreement”), to reduce the management fee payable on stockholders' equity (as defined in the Management Agreement, "Stockholders' Equity") above $17.28 billion. Pursuant to the terms of the Amendment, the Company shall pay the Manager a monthly management fee in an amount equal to 1/12th of the sum of (i) 1.05% of Stockholders’ Equity up to $17.28 billion, and (ii) 0.75% of Stockholders’ Equity in excess of $17.28 billion. All other terms of the Management Agreement remain the same.
The terms of the Amendment were reviewed and approved by the Board of Directors of the Company (the “Board”), with the unanimous approval of the Company’s independent directors. Board members Kevin G. Keyes and Wellington J. Denahan recused themselves from the Board’s discussion and vote on the Amendment.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Management Agreement, by and between Annaly Capital Management, Inc. and Annaly Capital Management LLC, dated as of March 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

By:    /s/ Glenn A. Votek
Name:    Glenn A. Votek
Title:     Chief Financial Officer

Dated: March 28, 2019